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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 41 to the Registration Statement on Form N-4 of our report dated February 5, 1996, relating to the financial statements of Allmerica Financial Life Insurance and Annuity Company and our report dated February 23, 1996, relating to the financial statements of Separate Accounts VA-A, VA-B, VA-C, VA-G and VA-H of Allmerica Financial Life Insurance and Annuity Company, both of which appear as attached to the Statement of Additional Information constituting part of Post-Effective Amendment No. 40 to the Registration Statement on Form N-4 filed on April 26, 1996. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/Price Waterhouse LLP
Price Waterhouse LLP
Boston, MA
January 22, 1997